                    CERTIFICATE OF THE POWERS. DESIGNATIONS.
                     PREFERENCES AND RIGHTS OF THE SERIES B
                   PREFERRED STOCK PAR VALUE 0.001 PER SHARE
                           OF FINANTRA CAPITAL. INC.

         FINANTRA CAPITAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the Business Corporation Act of the State of Delaware, certifies that the Board of Directors of the Corporation at a meeting thereof, duly called and held on December 29, 1998, as which meeting a quorum was present and acting throughout, duly adopted the following resolutions:

         WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation, as amended ("Articles of Incorporation"), to fix by resolution or resolutions the designation of each series of preferred stock, $0.001 par value per share ("Preferred Stock"), the number of shares constituting such series and the relative rights, preferences and limitations thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, conversion or exchange and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Articles of Incorporation and law of the State of Delaware; and

         WHEREAS, it is the desire of the Board of Directors of the Corporation to authorize a series of preferred stock to be designated Series B Preferred Stock and fix the terms of the Series B Preferred Stock and the number of shares constituting such series.

         NOW, THEREFORE, be it resolved that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation, there is created a series of preferred stock consisting of 500,000 shares of Series B Preferred Stock, par value $0.001 per share.

         1. DESIGNATION AND NUMBER OF SHARES: The designation of such series of preferred stock, par value $0.001 per share (the "Preferred Stock"), authorized by this resolution shall be Series B Preferred Stock (the "Series B Preferred Stock"). The number of shares of the Series B Preferred Stock shall be 500,000 and no more.

         2. RANK: The Series B Preferred Stock shall with respect to rights upon liquidation, winding up in dissolution, ranks second to the Series A Preferred Stock and shall be senior to any other series or classes of Preferred Stock hereto or hereafter created by the Corporation and all other equity securities of the Corporation, including the common stock of the Corporation.

         3.       LIQUIDATION PREFERENCE: MERGER: CONSOLIDATION: ETC.:

         3.1 In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stock holders, an amount equal to $1.00 per share.

         3.2 In case the Corporation shall effect any statutory share exchange or other capital reorganization or reclassification of its common stock (other than a change in par value, or from par value to no par value or from no par value or to par value) or shall consolidate or merge with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and each share of common stock outstanding immediately prior to such merger is to remain outstanding immediately after such merger) or shall sell or transfer all or substantially all of its assets to any other corporation, lawful provisions shall be made as part of the terms of such transaction whereby the holder of the Series B Preferred Stock shall, at its option, be entitled to receive on the effective date of any such transaction, with the respect to each share, a share of Preferred Stock in the surviving entity which will have the same rights and value as described herein.

         4. CONVERSION: At any time following the execution of this Agreement the holder of Series B Preferred Stock of the Corporation may convert same to shares of common stock of the Corporation by giving written notice to the Corporation and exchange 2 and 1/8 shares of Series B Preferred Stock for each share of common stock being exchanged. The Company shall not be required to issue fractions of common stock in furtherance of the conversion. Any shares of Series B Preferred Stock converted pursuant to the rights contained herein shall be deemed retired and shall be cancelled and may not hereafter be reissued.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed as of this 29th day of December, 1998.

Signed, sealed and delivered
in the presence of:
                                                  FINANTRA CAPITAL, INC.


                                                  By:
                                                     ------------------------

-----------------------------
Signature

-----------------------------
Print Name


-----------------------------
Signature

-----------------------------
Print Name



STATE OF FLORIDA        )
COUNTY OF MIAMI-DADE    )

         The foregoing instrument was acknowledged before me this 29 day of December, 1998 by ROBERT D. PRESS, President of FINANTRA CAPITAL, INC.., a Delaware corporation, on behalf of corporation. He is personally known to me or has produced ________________ as identification.

                                              --------------------------------
                                              Notary Public - State of Florida
My Commission Expires: